UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): September 15, 2014
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Team Health Holdings, Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation)	001-34583 (Commission File Number)	36-4276525 (I.R.S. Employer Identification No.)
265 Brookview Centre Way, Suite 400 Knoxville, Tennessee (Address of principal executive offices)		37934 (Zip Code)

Registrant’s telephone number, including area code: (865) 693-1000
Not Applicable
Former name or former address, if changed since last report
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 15, 2014, Team Health Holdings, Inc. (the “Company”) announced that the board of directors of the Company appointed Oliver Rogers as Executive Vice President and Chief Operating Officer (“COO”) of the Company. Mr. Rogers will assume his new role with the Company, effective September 15, 2014. The Company’s press release announcing Mr. Rogers’ appointment is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
Mr. Rogers, age 61, has served as the Company’s President, Hospital Based Services since February 2010. Mr. Rogers has more than 35 years of management experience in a variety of healthcare organizations, including hospitals and large physician practice groups. He joined the Company in 2003 as an Executive Vice President and was promoted to CEO of the Team Health Southeast division of the Company in 2006. Mr. Rogers earned a bachelor’s degree from The University of North Carolina and a master’s degree in health administration from Duke University.

There are no arrangements or understandings between Mr. Rogers and any other persons pursuant to which he was selected as an officer. He has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01     Financial Statements and Exhibits.
(d) Exhibits.
See the Exhibit Index immediately following the signature page hereto, which is incorporated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
TEAM HEALTH HOLDINGS, INC.

Date: September 15, 2014
By:    /s/ David P. Jones
Name: David P. Jones
Title: Executive Vice President and Chief Financial Officer

Index to Exhibits

Exhibit Number	Description

99.1	Press release dated September 15, 2014

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